Exhibit 15.1

November 10, 2010

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 9, 2010 on our reviews of the interim financial information of Regis Corporation for the three-month periods ended September 30, 2010 and 2009 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2010 are incorporated by reference in its Registration Statement on Form S-8 dated November 10, 2010.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota